Exhibit 10.4



                                                           Agreement No. 96-0155

                  STANDARD LICENSE AGREEMENT: DELUCA TECHNOLOGY

     This Agreement is made effective the 6th day of September, 1996, by and between Wisconsin Alumni Research Foundation (hereinafter called "WARF"), a nonstock, nonprofit Wisconsin corporation, and Discovery Laboratories, Inc. (hereinafter called "Discovery"), a corporation organized and existing under the laws of Delaware;

     WHEREAS, WARF owns certain inventions relating to processes for preparing Compounds and to certain intermediates in such processes, and WARF is willing to grant a license to Discovery with respect to Compounds under certain patents claiming such inventions, and Discovery desires such a license under such patents;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

     Section 1. Definitions.

     For the purpose of this Agreement, the Appendix A definitions shall apply.

     Section 2. Grant.

          A. License.

               (i) Patent Licenses

                    (1) Exclusive License - Compound.

     WARF hereby grants to Discovery an exclusive license under the Licensed Patents to make and use Compounds for the preparation of Products and to make, have made, use and sell Products in the Licensed Field and Licensed Territory.

                    (2) Exclusive License - Use.

     WARF hereby grants to Discovery an exclusive license under the Use Patents to use the Compounds, to use and sell Products and practice the methods claimed by the Use Patents in the Licensed Field and Licensed Territory.

                    (3) Nonexclusive License - Process.

     WARF hereby grants to Discovery a nonexclusive license to practice Processes of Licensed Patents and Ancillary Patents and to make, have made and use Ancillary Compounds, but only for the purpose of making Compounds and Products in the Licensed Field and Licensed Territory.

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               (ii) Product Information License

                    (1) Nonexclusive License - Information.

     WARF hereby grants to Discovery a nonexclusive license to use the Product Information to make Products in the Licensed Field and Licensed Territory and to obtain governmental approval of Products in the Licensed Field and Licensed Territory.

                    (2) Confidentiality.

     Discovery agrees to maintain the Product Information in confidence in accordance with this Section 2A(ii)(2) both during and after the term of this Agreement. Discovery may disclose the Product Information to any governmental agency pursuant to an application for approval of a Product in the Licensed Field and Licensed Territory if the confidentiality of such Product Information is reasonably protected under the law or policy of such agency. The law and policies imposed by the United States FDA shall be deemed acceptable for the United States. Otherwise, only persons within Discovery's organization and consultants of Discovery who execute written confidentiality agreements shall be permitted access to the Product Information, and only on a need-to-know basis. Discovery may make copies of the Product Information, but all such copies shall be subject to the terms of this Agreement.

                    (3) Additional Product Information.

     If Discovery requires any existing raw or other data that verifies or supports any of the Product Information (including raw data contained in laboratory notebooks and the like) with regard to any governmental approval process or if required by any governmental approval agency, WARF will use its best efforts to obtain such raw data from Sumitomo and/or Taisho upon Discovery's written request to WARF. WARF shall pay the actual cost of the translation and verification of the translation of such data. Within thirty (30) days after the receipt of a supported invoice regarding such payments, Discovery will reimburse WARF for all such payments, provided that the translation is requested or approved by Discovery. All additional data provided to Discovery under this Section 2A(ii)(3) shall be considered Product Information hereunder.

          B. Sublicenses.

               (i) Discovery may grant written, exclusive or nonexclusive sublicenses to third parties; however, WARF shall not have any direct enforcement obligations to any such sublicensees under Section 9. Any agreement granting a sublicense shall state that the sublicense is subject to the termination of this Agreement. Discovery shall have the same responsibility for the activities of any sublicensee as if the activities were directly those of Discovery.


               (ii) In respect to  sublicenses  granted by Discovery  under this
          Section 2B, Discovery shall pay to WARF [***]. In addition if Discovery receives any fees, minimum royalties or other payments in consideration for any rights granted under a sublicense, and such payments are not based directly upon the amount or value of products sold by the sublicensee, (hereinafter defined as "Other Sublicensee Income") then Discovery shall pay to WARF [***] of such Other Sublicensee Income in the manner specified in Section 3F; provided, however, that other Sublicensee Income shall exclude the following, in relation to which no payments shall be due to WARF:


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                    (a) payments received by Discovery solely for performance of research and development including, but not limited to, milestone
               payments  for   achievement   of   objectives   in  research  and
               development, but only to the extent that such payments cover the actual cost of the research and development work conducted by Discovery or cover the license fees due on the completion of certain development milestones by Discovery under Sections 3B and 3C hereof;

                    (b) Investments made by a sublicensee in either Discovery or one of its affiliates to the extent that such investments are made at current market value, including but not limited to, any payments or other consideration representing the current market value of shares in Discovery or any of its affiliates;

                    (c) Payments made to Discovery solely to the extent that they cover the actual costs of conducting clinical testing and other activities in connection with obtaining regulatory approvals for Products; or

                    (d) Reimbursed expenses of Discovery.

For purposes of Subsection (b) above, the "current market value" of the investment shall be determined as follows: (i) it shall be determined as at the earlier of (a) the date when the investment is made or (b) the day prior to the date when the investment is first publicly disclosed on the Dow Jones News Wire (the "Determination Date"); (ii) if there is no public market for Discovery's securities that are being purchased by the sublicensee, then the current market value shall be determined by Discovery's Board of Directors in good faith, and if WARF disputes such determination, the current market value shall be determined by an independent investment banker whose fees shall be shared by Discovery and WARF; (iii) if there is a public market for Discovery's securities that are being purchased by the sublicensee, then the current market value shall be determined using the average of the closing bid and asked prices of the securities in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the securities are listed as published in The Wall Street Journal for the ten (10) trading days prior to the Determination Date. Notwithstanding the foregoing, in the event the sublicensee is purchasing Discovery's securities in connection with Discovery's initial public offering of such securities, the current market value shall be determined using the offering price of such securities to the public in Discovery's initial public offering. Discovery shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement without the express prior written permission of WARF.


          C. Option.

     WARF hereby grants Discovery an option to expand the Licensed Territory to include all countries of the world except Argentina, Spain, Portugal, Korea and Japan by paying the appropriate option fees on the schedule set forth in Section 3C of this Agreement.

          D. Standstill.

     During the term of this Agreement, WARF will not grant a license to any third party to the Compound or the Product Information for any other indication in the Licensed Territory, excepting WARF's existing license with Penederm Incorporated.


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          E. Grant Forward.

               (i) To the extent permitted by applicable law, WARF hereby grants Discovery a nonexclusive license to make the Compounds under the claims of future patent applications, and patents which mature from any such applications, which are owned by WARF if the claimed inventions are new and useful processes for making the Compounds or Products. Discovery's rights under such inventions shall be limited to the practice thereof within the Licensed Field and Licensed Territory and shall be subject to the intervening rights of third parties that have funded the research under which the inventions were first conceived and/or made and to the rights of current licensees. WARF will promptly notify Discovery of any such invention by mailing a copy of the U.S. patent application, without claims, directed to such invention to:

                     Discovery Laboratories,  Inc.
                     Attn: Mr. Steve Kanzer
                     375 Park Avenue
                     New York, New York 10152

          Such notification shall be given to Discovery promptly after WARF has filed the U.S. patent application.

               (ii) Sixty (60) days after receipt by Discovery of such notification, and unless Discovery informs WARF in writing that it has elected otherwise, such new and useful invention(s) shall become a part of the Ancillary Patents hereunder. At any time more than two (2) years after receipt by Discovery of such notification, WARF may inquire of Discovery as to whether Discovery is in fact then actually using the added invention(s) to make Compounds. If Discovery is not doing so, WARF may, at its sole discretion, delete such invention(s) from Ancillary Patents.

     Section 3. Consideration.

          A. Development.

     Discovery agrees to and warrants that: it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents; it will establish and actively and diligently pursue the development plan (see Appendix H) to the end that the inventions of the Licensed Patents will be utilized to provide Products for sale in the retail market; and within one month following the end of each calendar quarter ending on March 31, June 30, September 30 and December 31 and until the date of first commercial sale of Products, it will supply WARF with a written Development Report. All development activities and strategies and all aspects of Products design and decisions to market and the like are entirely at the discretion of Discovery, and Discovery shall rely entirely on its own expertise with respect thereto. WARF's review of Discovery's development plan is solely to verify the existence of Discovery's commitment to development activity and to assure compliance with Discovery's obligations to utilize the inventions of the Licensed Patents for the marketplace, as set forth above. The development plan set forth on Appendix H represents the current plans for the development work to be carried out by Discovery. The parties recognize and agree that it will be necessary from time to time to revise the development plan to take account of changes in circumstances relating to the development work, and that the parties shall work together in good faith to determine mutually acceptable modifications to the development plan; provided, however, that such modifications shall only become effective once a written revised development plan is prepared and signed on
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          B. License Fees.

     Discovery agrees to pay to WARF license fees for rights granted in the Western Hemisphere in accordance with the following table:

                     Event                                        License Fee
                     -----                                        -----------
     Execution of this Agreement (less $25,000                    $  225,000
     credit; balance of $200,000 due on
     execution)

     Upon completion of Phase II studies in the                   $  150,000
     United States

     Upon Date of NDA Submission in the U.S.                      $1,000,000

In accordance with the terms of the Option Agreement between the parties hereto dated June 7, 1996, the $25,000 option fee paid under the terms of that agreement shall be creditable against the fees due and payable by Discovery under this Section 3B. All fees due under this Section 3B are payable only once, regardless of the number of Products, clinical studies or NDA submissions made by Discovery pursuant to this Agreement.

          C. Option Fees.

               (i) Discovery agrees to pay to WARF option fees in accordance with the following table to add Belgium, France, Germany, Italy, the Netherlands, Switzerland and the United Kingdom to the Licensed
          Territory:

                     Event                                        License Fee
                     -----                                        -----------
     Execution of this Agreement                                  $  200,000

     Upon exercise of the option in Europe but in                 $  200,000
     no event later than January 1, 2002
     (Discovery must exercise option if any
     development work is done in Europe)

     Upon Date of NDA Submission with the first                   $1,000,000
     European country's equivalent of the FDA

The above named countries shall be considered added to the license granted hereunder by expansion of the Licensed Territory after payment of the $200,000 installment due upon exercise of the option to expand the Licensed Territory. All fees due under this Section 3C are payable only once, regardless of the number of Products, or submissions to the European equivalent of the FDA.

               (ii) Discovery agrees to pay an option fee of $500,000 on or before January 1, 2002 to add Australia, New Zealand, Ireland, Finland, Denmark, Norway, Sweden, Greece and any and all remaining countries of the world to the Licensed Territory except Argentina, Spain, Portugal, Korea and Japan.

               (iii) In Argentina, Spain, Portugal and Korea, Discovery shall have the right to prior review and approval of any license agreement to be entered into by WARF under the Licensed Patents or the Use Patents in the Licensed Field. Such approval shall not be unreasonably withheld. Such


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license  agreements  shall provide that the licensees for any of the territories of Argentina, Spain, Portugal and Korea are (i) prohibited from directly or indirectly making any sales or marketing products containing the Compound outside of such licensee's territory and (ii) required to mark products
containing  the  Compound  as  not  for  resale   outside  of  such   licensee's
territories. In the event that any of such licensees violates the foregoing prohibition or obligation, WARF shall enforce its contractual rights against
such  licensee  to  the  greatest  extent   permitted   under   applicable  law.
Additionally, WARF may only enter into a license with the following parties in the following countries:

     Argentina - Gador
     Spain and Portugal - FAES
     Korea - YuYu

If WARF and the above named companies are unable to reach agreement on a license then Discovery shall have the option to obtain a license under the Licensed Patents and the Use Patents in the Licensed Field in Argentina, Spain, Portugal and Korea under the terms of a separate agreement to be negotiated between the parties. Such agreement shall incorporate the required fees set forth in the agreement between WARF and Sumitomo and Taisho, No. 93-0052, dated May 1, 1993.

          D. Royalty.


     In addition to the Section 3 license fee, Discovery or its sublicensee(s) agree to pay WARF as "earned royalties" a royalty equal to [***] of the Net Selling Price of Products sold by Discovery in quarters where no Competive Product is sold in a particular country and [***] of the Net Selling Price of Products sold by Discovery in quarters when a Competing Product is sold in a particular country during the period commencing on the date of first commercial sale and ending on the Royalty Termination Date.


          E. Minimum Royalty.


     Discovery further agrees to pay to WARF a minimum royalty of $100,000 per calendar year or part thereof during which this Agreement is in effect starting in calendar year 2002, against which any earned royalty paid for the same calendar year will be credited. The minimum royalty for a given year shall be due at the time payments are due for the calendar quarter ending on December 31. It is understood that the minimum royalties will apply on a calendar year basis, and that sales of Products requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual minimum royalty due WARF for any given calendar year.


          F. Accounting; Payments.

               (i) Amounts owing to WARF under Sections 2B and 3D shall be paid on a quarterly basis, with such amounts due and received by WARF on or before the thirtieth day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid for more than thirty (30) days after they are due to WARF shall accrue interest until paid at the rate of the lesser of one percent (1%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.

               (ii) Except as otherwise directed, all amounts owing to WARF under this Agreement shall be paid in U.S. dollars to WARF at the address provided in Section 1 5(a). All royalties

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          owing with respect to Selling  Prices stated in currencies  other than
          U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment.

               (iii) A full accounting showing how any amounts owing to WARF under Sections 2B and 3D have been calculated shall be submitted to WARF on the date of each such payment. Such accounting shall be on a per-country and product line, model or tradename basis and shall be summarized on the form shown in Appendix E of this Agreement. In the event no payment is owed to WARF, a statement setting forth that fact shall be supplied to WARF.

     Section 4. Certain Warranties of WARF.

          A. WARF warrants that except as otherwise provided under Section 13 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents, Use Patents, and Ancillary Patents or otherwise has the right to grant the licenses granted to Discovery in this Agreement. However, nothing in this Agreement shall be construed as:

               (i) a warranty or representation by WARF as to the validity or scope of any of Licensed Patents, Use Patents or Ancillary Patents;

               (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties;

               (iii) an obligation to bring or prosecute actions or suits against third parties for infringement of Licensed Patents, Use Patents or Ancillary Patents;

               (iv) an obligation to furnish any know-how not provided in Licensed Patents, Use Patents or Ancillary Patents or any services other than those specified in this Agreement; or

               (v) a warranty or representation by WARF that it will not grant licenses to others to make, use or sell products not-covered by the claims of the Licensed Patents, Use Patents or Ancillary Patents which may be similar and/or compete with Products made or sold by Discovery or its sublicensee(s).

          B. WARF MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY DISCOVERY, ITS SUBLICENSEE(S) OR THEIR VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

     Section 5. Recordkeeping.

          A. Discovery and its sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of Discovery's and its sublicensee(s)'s accounting referred to above, including without limitation inventory, purchase and invoice records relating to the Products or their manufacture. Such books and records shall be preserved for a period not less than six years after they are created during and after the term of this Agreement.


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          B. Discovery and its sublicensee(s)  shall take all steps necessary so that WARF may within thirty days of its request review and copy all the books and records at a single U.S. location to verify the accuracy of Discovery's and its sublicensee(s)'s accounting. Such review may be performed by any employee of WARF as well as by any attorney or registered CPA designated by WARF, upon reasonable notice and during regular business hours.

          C. If a royalty payment deficiency is determined, Discovery and its sublicensee(s) shall pay the royalty deficiency outstanding within thirty
     (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 3F(i).

          D. If a royalty payment deficiency for a calendar year exceeds five percent (5%) of the royalties paid for that year, then Discovery or its sublicensee(s) shall be responsible for paying WARF's out-of-pocket expenses incurred with respect to such review.

     Section 6. Term; Termination.

          A. The term of the license granted under this Agreement shall begin on the execution date and shall end on the Royalty Termination Date at which time Discovery shall have a paid-up license under this Agreement.

          B. Discovery may terminate this Agreement at any time by giving at least ninety days' written and unambiguous notice of such termination to WARF. Such a notice shall be accompanied by a statement of the reasons for termination.

          C. If Discovery at any time defaults in the timely payment of any monies due to WARF or the timely submission to WARF of any Development Report, fails to actively pursue the development plan, or commits any material breach of any other material covenant herein contained, and Discovery fails to remedy any such breach or default within ninety days after written notice thereof by WARF, WARF may, at its option, terminate this Agreement by giving notice of termination to Discovery.

          D. Upon the termination of this Agreement, Discovery shall remain obligated to provide an accounting for and to pay royalties earned up to the date of the termination and any minimum royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year.

     Section 7. Assignability.

     This Agreement may not be transferred or assigned by Discovery except with the prior written consent of WARF, which shall not be unreasonably withheld; provided that Discovery may assign this Agreement (i) to the purchaser of substantially all of Discovery's stock, assets or business pursuant to the transaction transferring such assets, and (ii) to an affiliate of Discovery (meaning any entity which controls, is controlled by or is under common control with Discovery), provided in each case that the assignee first agrees to assume all of Discovery's obligations and liabilities under this Agreement.

     Section 8. Contest of Validity.

     In the event Discovery contests the validity of any Licensed Patent or Ancillary Patent, Discovery shall continue to pay royalties with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.


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     Section 9. Enforcement.


          A. Licensed Patents. WARF intends to protect the Licensed Patents against infringers or otherwise act to eliminate infringement, when, in WARF's sole judgment, such action may be reasonably necessary, proper, and justified. In the event that Discovery believes there is infringement of any Licensed Patent under this Agreement which is to Discovery's substantial detriment, Discovery shall provide WARF with written notice that such infringement is occurring including the following:
     (i) reasonable evidence of the infringement, and (ii) [***]; except in the event that the alleged infringer identified by Discovery's infringement notice is either (a) any of the entities identified in
     Section 3.C.(iii) hereof or (b) any other licensee of WARF's in relation to the Licensed Patents and/or the Use Patents, [***]. In the event that WARF does take action to abate the infringement, [***]. If WARF does not take action to abate the infringement of the Licensed Patents within [***], Discovery may either reduce the royalty owed on sales of Products under Section 3D in the country where the infringement is occurring from [***] to [***] until such infringement is abated or Discovery may, with WARF's written consent, bring an action to enforce the Licensed Patents. If Discovery chooses to bring an action against the infringer of the Licensed Patents, [***].

          B. Use Patents. WARF intends to protect the Use Patents against infringers or otherwise act to eliminate infringement, when, in WARF's sole judgment, such action may be reasonably necessary, proper, and justified. In the event that Discovery believes there is infringement of any Use Patent under this Agreement which is to Discovery's substantial detriment, Discovery shall provide WARF with written notice that such infringement is
     occurring   including  the  following: (i)  reasonable  evidence  of  the infringement, and (ii) [***]; except in the event that the alleged infringer identified by Discovery's infringement notice is either (a) any of the entities identified in Section 3.C.(iii) hereof or (b) any other licensee of WARF's in relation to the Licensed Patents and/or the Use Patents, [***]. In the event that WARF does take action to abate the infringement, [***]. If WARF does not take action to abate the infringement of the Licensed Patents within [***], Discovery may either reduce the royalty owed on sales of Products under Section 3D in the country where the infringement is occurring from [***] to [***] until such infringement is abated or Discovery may bring an action to enforce the Use Patents. If Discovery chooses to bring an action against the infringer of the Use Patents, [***].


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     [***]

     Section 10. Patent Marking.

     Discovery shall insure that it and its sublicensee(s) apply patent markings that meet all requirements of U.S. law, 35 U.S.C. 287, with respect to all Products subject to this Agreement.

     Section 11. Product Liability; Conduct of Business.

          A. Discovery shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold WARF, the inventors of the Licensed Patents and Ancillary Patents harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims and claims based on WARF's fraudulent conduct) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products, the Compound, or Ancillary Compounds arising from any right or obligation of Discovery or any sublicensee hereunder. Notwithstanding the above, WARF at all times reserves the right to retain counsel of its own to defend its interests at its own expense.

          B. Discovery shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold Sumitomo and Taisho harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims and claims based on Sumitomo or Taisho's fraudulent conduct) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products, the Compound, or Ancillary Compounds arising from any right or obligation of Discovery or any sublicensee hereunder and relating to the Product Information. Notwithstanding the above, Sumitomo and Taisho at all times shall have the right to retain counsel of their own to defend their respective interests at their own expense.

          C. Discovery warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in marketing the products subject to this Agreement and that such insurance coverage lists WARF and the inventors of the Licensed Patents and Ancillary Patents as additional insureds. Within thirty (30) days after WARF requests such information (which it may request not more than once per year), Discovery will present evidence to WARF that the coverage is being maintained with WARF and its inventors listed as additional insureds.

          D. Discovery warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk of the Product Information involved in marketing the products subject to this Agreement and that such insurance coverage lists Sumitomo and Taisho as additional insureds. Within thirty (30) days after WARF requests such information (which it may request not more than once per year), Discovery will present evidence to WARF that the coverage is being maintained with Sumitomo and Taisho listed as additional insureds.


[***] Confidential treatment requested.

     Section 12. Use of Names.

     Discovery and its sublicensee(s) shall not use WARF's name, the name of any inventor of inventions governed by this Agreement, the name of the University of Wisconsin, or the name of Sumitomo or Taisho in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used, except for or in connection with disclosures or usages required by law (e.g., as a part of or in connection with relevant patent applications, filings to obtain governmental permits and approvals, disclosures and filings required by stock exchange or securities laws, rules and regulations).

     Section 13. United States Government Interests.

     It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents or Ancillary Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. ss 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the invention of such Licensed Patents or Ancillary Patents for governmental purposes. Any license granted to Discovery in this Agreement shall be subject to such right.

     Section 14. Miscellaneous.

     This Agreement shall be construed in accordance with the internal laws of the State of Wisconsin. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint venturers or partners.

     Section 15. Notices.

     Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

          (a)  Wisconsin Alumni Research Foundation
               Attn: Managing Director
               614 Walnut Street
               Madison, Wisconsin 53705

          (b)  Discovery Laboratories, Inc.
               Attn:  Mr.  Steve Kanzer
               375 Park Avenue
               New York, New York 10152

     Section 16. Integration.

     This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 16, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

     Section 17. Contract Formation and Authority.

     The persons signing on behalf of WARF and Discovery hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

WISCONSIN ALUMNI RESEARCH FOUNDATION

 By: /s/ Richard H. Leazer                    Date: Sept. 24, 1996
     ---------------------------------------        --------------
     Richard H. Leazer, Managing Director


DISCOVERY LABORATORIES, INC.

 By: /s/ Steve H. Kanzar                      Date: Sept. 10, 1996
     ---------------------------------------        --------------
     Steve H. Kanzar, Chairman


Reviewed by WARF's Attorney:
/s/ Elizabeth L.R. Donley
---------------------------
Elizabeth L.R. Donley, Esq.
Sept. 5, 1996
-------------

(WARF's attorney shall not be deemed a signatory to this Agreement.)

                                   APPENDIX A

     A. "Licensed Patents" shall refer to and mean those patents and patent applications listed on Appendix B hereto and all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or other government actions which extend the subject matter of any such patents and patent applications, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered based on or resulting from any of the foregoing that are in countries in the Licensed Territory.

     B.  "Use  Patents"  shall  refer  to and  mean  those  patents  and  patent applications listed on Appendix C hereto and all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or other government actions which extend the subject matter of any such patents and patent applications, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered based on or resulting from any of the foregoing.

     C. "Ancillary Patents" shall refer to and mean those patents and patent applications listed on Appendix D hereto and all continuations, divisions, reissues, reexaminations, extensions or other government actions which extend the subject matter of any such patents and patent applications, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered based on or resulting from any of the foregoing that are in countries in the Licensed Territory.

     D. "Product Information" shall mean the information referred to by WARF Ref. No. P96029US provided to Discovery by WARF pursuant to a confidentiality agreement to be signed by Discovery and WARF, and all other data and other information provided to Discovery by WARF, Sumitomo or Taisho that relates to the Compound, except that Product Information shall exclude any information or data that becomes publicly known other than through disclosure by Discovery or that is independently developed by Discovery.

     E. "Sumitomo" shall mean Sumitomo Pharmaceuticals, Co. Ltd., a Japanese Corporation.

     F. "Taisho" shall mean Taisho Pharmaceuticals, Co. Ltd., a Japanese Corporation.

     G.  "Compounds"  shall  mean:  26,26,26,27,27,27   -hexafluoro-1  alpha,25-
dihydroxycholecalciferol as further identified in Appendix F, which contains a structural drawing of each Compound.

     H. "Ancillary Compounds" shall mean those compounds described and claimed in Licensed Patents and Ancillary Patents which are intermediates in Processes.

     I. "Processes" shall mean the processes described and claimed in Licensed Patents and Ancillary Patents.

     J. "Products" shall mean and be limited to product(s) containing the Compound in combination with any other material(s) in any formulation, a dosage or form suitable for sale to the retail market place, which the parties agree provides a reasonable and convenient measure of the rights granted to Discovery under this Agreement.

     K. "Competing Products" shall mean those Products containing the Compound for which another party has sought and obtained approval from the FDA (or its foreign equivalent) for treatment of osteoporosis.


     L. "Selling Price" shall mean, in the case of Products that are sold, the invoice price to the retail customer of Products (regardless of uncollectible accounts) less any shipping costs, allowances because of returned Products, or sales taxes. The "Selling Price" for a Product that is transferred to a third party for promotional purposes without charge or at a discount ( a "Free Sample") shall be the average invoice price to the retail customer of that type of Product during the applicable calendar quarter; provided, however, that there shall be deemed to be no "Selling Price" and no royalties due for Free Samples that represent 2% or less of gross sales during any quarterly period. For purposes of this subsection, "retail customer" shall mean and be limited to wholesalers, retailers, and managed care organizations (i.e., McKesson, Whitmire, Kaiser, Wal-Mart, Walgreens and the like) to which pharmaceutical products are customarily sold in the United States.


     M. "Development Report" shall mean a written account of Discovery's progress under the development plan having at least the information specified on Appendix G to this Agreement, and shall be sent to the address specified on Appendix G.

     N. "Licensed Field" shall mean and be limited to the field of prevention, treatment, amelioration or cure of metabolic bone disease.

     O. "Licensed Territory" shall be limited to the Western Hemisphere (which shall mean the half of the earth including North America, Latin America and South America) but may be expanded to include all of the countries of the world except Spain, Portugal, Korea and Japan pursuant to Section 3C of this Agreement.


     P. "Royalty Termination Date" shall refer to and mean fifteen years from the date approval is received for sale of Products in the United States.


     Q. "IND Approval" shall mean approval by the FDA of an Investigational New Drug application which permits Discovery to conduct clinical studies of the new drug in the United States.

     R. "Date of NDA Submission" shall mean the date when Discovery first submits an application for New Drug Approval of a Compound or Product to the FDA.

     S. "FDA" shall mean the U.S. Food and Drug Administration

                                   APPENDIX B

                    LICENSED PATENTS AND PATENT APPLICATIONS


                                                                  APPLIC.
REFERENCE                           PATENT          ISSUE         SERIAL
NUMBER             COUNTRY          NUMBER          DATE          NUMBER
--------------------------------------------------------------------------------

26,26,26,27,27,27-hexafluoro-1 alpha,25-Dihydroxycholecalciferol and Process for Preparing the- Same (DeLuca, Tanaka, Ikekawa & Kobayashi)

P81016US            U.S.           4,358,406     11/09/82

                                   APPENDIX C
                       USE PATENTS AND PATENT APPLICATIONS
[***]



[***] Confidential treatment requested.

                                   APPENDIX D

                   ANCILLARY PATENTS AND PATENT APPLICATIONS

[***]

[***] Confidential treatment requested.

[***]

[***] Confidential treatment requested.

[***]

[***] Confidential treatment requested.

[***]

[***] Confidential treatment requested.

[***]

[***] Confidential treatment requested.

[***]

[***] Confidential treatment requested.

                                   APPENDIX E
                               WARF ROYALTY REPORT

     Discovery:                                Agreement No.:
               ---------------------------                    ------------------
      Inventor:                                P#: P
               ---------------------------          ----------------------------
Period Covered:    From:     /   /199          Through: / /199
                        ------------------             -------------------------
   Prepared By:                                  Date:
               ---------------------------          ----------------------------
   Approved By:                                  Date:
               ---------------------------          ----------------------------

If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report Type: [ ] Single Product Line Report: ___________________________________

             [ ] Multiproduct Summary Report. Page 1 of _________ Pages

             [ ] Product Line Detail. Line: ______  Tradename: ______   Page: __

Report
Currency:    [ ] U.S. Dollars      [ ] Other ___________________________________


--------------------------------------------------------------------------------
               Gross       *Less:        Net     Royalty   Period Royalty Amount
                                                          ----------------------
Country        Sales     Allowances     Sales     Rate:    This Year   Last Year
--------------------------------------------------------------------------------
U.S.A.
--------------------------------------------------------------------------------
Canada
--------------------------------------------------------------------------------
Europe
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Japan
--------------------------------------------------------------------------------
Other:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
TOTAL:
================================================================================

Total Royalty: _______ Conversion Rate: _______ Royalty in U.S. Dollars: $______

The following royalty forecast is non-binding and for WARF's internal planning purposes only:

Royalty Forecast Under This Agreement:
               Next Quarter: _____ Q2: _____ Q3: _____ Q4: _____



--------------------------------------------------------------------------------
* On a separate page, please indicate the reasons for returns or other adjustments if significant.

Also note any unusual occurrences that affected royalty amounts during this period.

To assist WARF's forecasting, please comment on any significant expected trends in sales volume.
--------------------------------------------------------------------------------
                                  Page 23 of 26

                                   APPENDIX F



                                    DIAGRAM



   26,26,26,27,27,27-hexafluoro-1 alpha,25-dihydroxycholecalciferol

                                   APPENDIX G
                               DEVELOPMENT REPORT

A.   Date development plan initiated and time period covered by this report.

B.   Development Report (4-8 paragraphs).

     1. Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

     2. Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

C.   Future Development Activities (4-8 paragraphs).

     1. Activities to be undertaken before next report including, but nor limited to, the type and object of any studies conducted and their projected starting and completion dates.

     2. Estimated total development time remaining before a product will be commercialized.

D.   Changes to initial development plan (2-4 paragraphs).

     1.   Reasons for change.

     2.   Variables that may cause additional changes.

E.   Items to be provided if applicable:

     1. Information relating to Product that has become publicly available, e.g., published articles, competing products, patents, etc.

     2. Development work being performed by third parties other than Discovery to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

     3. Update of competitive information trends in industry, government compliance (if applicable) and market plan.

PLEASE SEND DEVELOPMENT REPORTS TO:

     Wisconsin Alumni Research Foundation
     Attn.: Contract Coordinator
     614 Walnut Street
     P.O. Box 7365
     Madison, W1 53707-7365

                                   APPENDIX H
                                DEVELOPMENT PLAN

                                                    Estimated
                                                    Start Date      Finish Date
                                                    ----------      -----------

1.   Development Program

     A.   Development Activities to be Undertaken

          (Please break activities into subunits with the date of completion of major milestones)

          1.

          2.

          .

          .

          .

     B.   Estimated Total Development Time

II.  Governmental Approval

     A.   Types of submissions required

     B.   Government agency e.g. FDA, EPA, etc.

III. Proposed Market Approach

IV.  Competitive Information

     A.   Potential Competitors

     B.   Potential Competitive Devices/Compositions

     C.   Known Competitor's plans, developments, technical achievements

     D.   Anticipated Date of Product Launch

Total Length: approximately 2-3 pages